EXHIBIT 5

March 14, 2018

Unit Corporation

8200 South Unit Drive

Tulsa, Oklahoma 74132

Re:	Registration Statement on Form S-3
Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to Unit Corporation, a Delaware corporation (the “Company”), and each of Unit Drilling Company, an Oklahoma corporation, Unit Petroleum Company, an Oklahoma corporation, Superior Pipeline Company, L.L.C., an Oklahoma limited liability company, Unit Drilling USA Colombia, L.L.C., a Delaware limited liability company, Unit Drilling Colombia, L.L.C., a Delaware limited liability company, Unit Texas Company, an Oklahoma corporation, Superior Pipeline Texas, L.L.C., an Oklahoma limited liability company, Superior Appalachian Pipeline, L.L.C., an Oklahoma limited liability company, Unit Drilling and Exploration Company, a Delaware corporation, Petroleum Supply Company, an Oklahoma corporation, Preston County Gas Gathering, L.L.C., a Delaware limited liability company, 8200 Unit Drive, L.L.C., an Oklahoma limited liability company, and SPC Midstream Operating, L.L.C., an Oklahoma limited liability company (collectively, the “Guarantors” and each, a “Guarantor”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of the following (collectively, the “Securities”): (a) one or more series of the Company’s senior or subordinated debt securities (“Debt Securities”); (b) one or more series of the Company’s preferred stock (“Preferred Stock”); (c) the Company’s common stock (“Common Stock”); (c) warrants for the purchase of Debt Securities, Preferred Stock, or Common Stock (“Warrants”); (d) purchase contracts consisting of a contract or contracts to purchase or sell the Company’s debt or equity securities or securities of third parties, a basket of such securities, an index of such securities or any combination of the above or other currencies or commodities (“Purchase Contracts”); (e) units (“Units”) consisting of one or more, or any combination of, Purchase Contracts, Warrants, Common Stock, Preferred Stock or Debt Securities; and (f) guarantees of the Debt Securities by the Guarantors (collectively, the “Guarantees”). The Securities will be sold or delivered from time to time as provided in the Registration Statement, including the prospectus included in the Registration Statement (the “Prospectus”), and any supplements to the Prospectus (the “Prospectus Supplements” and each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined documents, corporate records, certificates of officers of the Company and the Guarantors, and of public officials and other instruments we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties to these documents, including the Company and the Guarantors (as applicable), had or will have the corporate, limited liability company or other power to enter into and perform their respective obligations thereunder, (ii) that these documents have been duly authorized by all requisite corporate, limited liability company or other action on the part of all parties thereto, and (ii) that these documents have been duly executed and delivered by the parties thereto and are the parties’ valid and binding obligation. As to any facts material to these opinions, we have relied, to the extent we deemed appropriate and without independent investigation, upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold under the Registration Statement (the “Relevant Time”), the Company and the Guarantors will be in good standing, and will have the requisite legal status and legal capacity, under the laws of the States of Delaware or Oklahoma, as applicable;

(ii) any Debt Securities and Guarantees will be issued under an indenture in the form incorporated by referenced as Exhibit 4.5 to the Registration Statement (the “Indenture”) between the Company and a trustee selected by the Company (the “Trustee”);

(iii) New York law will govern the Indenture and any supplemental indenture, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements (as those terms are defined below).

(iv) the choice of currency in which any Securities are denominated does not contravene any exchange control or other laws of the nation issuing such currency;

(v) at the Relevant Time, the Registration Statement and any supplements and amendments to the Registration Statement (including post-effective amendments) will be effective and will comply with all applicable laws;

(vi) at the Relevant Time, a Prospectus Supplement will be filed with the Commission describing the Securities to be offered in connection with the Prospectus Supplement, and all related documentation will comply with all applicable laws;

(vii) all Securities will be issued and sold in the manner stated in the Registration Statement and any applicable Prospectus Supplement;

(viii) at the Relevant Time, the Company and each Guarantor will have duly completed all corporate, limited liability company or other actions required to be taken to duly authorize each proposed issuance of Securities and any related documentation (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock, Preferred Stock, Debt Securities, Purchase Contracts and Units (a “Convertible Security”)), which actions will remain in full force and effect;

(ix) upon the issuance of any Common Stock or Preferred Stock, including upon the exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents; and

(x) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate, limited liability company or other action of the Company and the Guarantors (as applicable) and duly executed and delivered by the Company and the other parties thereto (including the Guarantors, if applicable), and described in the Registration Statement and the applicable Prospectus Supplement.

Based on our examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any series of Debt Securities, when:

(a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

(b) the Indenture, if not already duly authorized, executed and delivered, and any supplemental indenture relating to the Debt Securities, has been duly authorized, executed and delivered by the Company and the Trustee;

(c) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to the Debt Securities and delivered to the purchasers of the Debt Securities upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, the Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Purchase Contract or Units) will be the Company’s valid and binding obligations, enforceable against the Company in accordance with their respective terms.

2.	With respect to any shares of Preferred Stock, when:

(a) a certificate of designation relating to the Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State Delaware,

(b) the shares of Preferred Stock have been duly issued, executed (in the case of certificated shares) and delivered either (i) upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of the Convertible Security or the instrument governing the Convertible Security and providing for conversion or exercise, and for any additional consideration (including any consideration paid for the Convertible Security), in either event in an amount, on a per-share basis, not less than the par value of the Preferred Stock, and

(c) if issued upon conversion or exercise of any Convertible Security, the Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms (in the case of any non-equity security), the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to any shares of Common Stock, when:

(a) the shares of Common Stock have been duly issued, executed (in the case of certificated shares) and delivered either (i) upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of the Convertible Security or the instrument governing the Convertible Security and providing for conversion or exercise, and for any additional consideration (including any consideration paid for the Convertible Security), in either event in an amount, on a per-share basis, not less than the par value of the Common Stock, and

(b) if issued upon conversion or exercise of any Convertible Security, the Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity security) or is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms (in the case of any non-equity security), the shares of Common Stock will be validly issued, fully paid and non-assessable.

4.	With respect to any Warrants, when:

(a) a warrant agreement (the “Warrant Agreement”) relating to the Warrants, if any, has been duly executed and delivered by the Company and a warrant agent selected by the Company (the “Warrant Agent”),

(b) the Warrants have been duly authenticated by the Warrant Agent and delivered in accordance with the Warrant Agreement, if any, upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, the Warrants will be the Company’s legal, valid and binding obligations, enforceable against the Company in accordance with their terms.

5.	With respect to any Purchase Contracts, when:

(a) an agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto,

(b) other securities relating to the Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any related Prospectus Supplement, and

(c) the applicable Purchase Contracts have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, the Purchase Contracts (including any Purchase Contracts duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), will be the Company’s valid and binding obligations, enforceable against the Company in accordance with their respective terms.

6.	With respect to any Units, when:

(a) an agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto,

(b) any Debt Securities, Preferred Stock, Common Stock, Warrants or Purchase Contracts included in the Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any related Prospectus Supplement, including, in the case of Common Stock or Preferred Stock, for consideration not less than their respective par values, and

(c) the Units have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, the Units (including Units duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), will be the Company’s valid and binding obligations, enforceable against the Company in accordance with their respective terms.

7.	With respect to any Guarantees of the Debt Securities, when:

(a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended,

(b) the Indenture, if not already duly authorized, executed and delivered, has been duly authorized, executed and delivered by the Company and the Trustee; and

(c) a supplemental indenture relating to the Debt Securities and the Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee;

(d) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to the Debt Securities and delivered to the purchasers of the Debt Securities upon payment of the agreed-upon consideration in the manner contemplated in the Registration Statement and any related Prospectus Supplement, the Guarantees will be each Guarantor’s valid and binding obligations, enforceable each Guarantor in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. The opinions expressed above are limited to the laws of the Delaware General Corporation Law, as amended, the laws of the State of Oklahoma and the State of New York, as these laws currently exist (collectively, “Covered Laws”), and we express no opinion as to the law of any other jurisdiction. We assume no obligation to revise or supplement our opinions due to future changes in Covered Laws or interpretations of Covered Laws.

B. To the extent relevant to our opinions in paragraphs 1 and 4 and not covered by our opinions in paragraphs 2 or 3, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Debt Securities or Warrants are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms (in the case of any non-equity security).

C. The opinions set forth in paragraphs 1, 4, 5, 6 and 7 above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) requirements that a claim with respect to any (a) Debt Securities, (b) Purchase Contracts or (c) Warrant or Debt Securities to which Units relate, denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies. The opinions in paragraphs 1 and 7 above are also subject to the qualification that waivers of any usury defense contained in the applicable Indenture, any supplemental indenture, the Debt Securities or the Guarantees may be unenforceable. The opinion in paragraph 6 above is also subject to waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Debt Securities to which the Units relate which may be unenforceable.

D. With respect to any Debt Securities, Guarantees, Warrants, Purchase Contracts or Units (collectively, “Contract Securities”), we have assumed that, at the Relevant Time, the terms of these Securities will be duly established in conformity with the Registration Statement, the applicable Prospectus Supplement, and any related agreements or instruments (including without limitation, as applicable, the Indenture, any supplemental indenture, any Warrant Agreement, Purchase Contract Agreement or Unit Agreement), and that these terms will not (i) violate any applicable law, (ii) violate the certificate of incorporation or articles of organization, as applicable, or the by-laws or operating agreement, as applicable, of the Company or any Guarantor, each as amended and in effect on the date of this opinion, (iii) result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, or (iv) violate any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company, any Guarantor or the applicable Contract Securities.

E. We express no opinion regarding the effectiveness of (i) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) any provision waiving the right to object to venue in any court, (iii) any agreement to submit to the jurisdiction of any federal court, (iv) any waiver of the right to jury trial or (v) choice of law provisions.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement or any applicable Prospectus Supplement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GableGotwals